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                                                                   EXHIBIT 10(i)


                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement ("Agreement") dated as of June 24, 1999 by and between TEXAS EQUIPMENT CORPORATION ("TE Corp"), TEXAS EQUIPMENT CO., INC. ("TEC, Inc.") and NEW MEXICO IMPLEMENT COMPANY, INC. ("NMIC") (collectively, "Borrowers") and BANK UNITED ("Lender").

         In consideration of the Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Borrowers agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                  a. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced herein.

                  b. B&I Guarantee. A loan guarantee by RBS (hereinafter defined) for business and industry loans.

                  c. Borrowers. As defined above and including any successors and assigns of Borrowers.

                  d. Cash Flow Coverage Ratio. A fraction in which the numerator is the sum of the consolidated net income of Borrowers (after provision for federal and state taxes) for the 12-month period preceding the applicable date plus the consolidated interest, lease and rental expenses of Borrowers for such 12-month period plus the sum of consolidated non-cash expenses or allowances for such 12-month period (including, without limitation, amortization or write-down of intangible assets, depreciation, depletion, non-cash guaranty fees, stock options or other non-cash compensation and deferred taxes and expenses) and the denominator is the sum of the current portion of the consolidated long-term debt and capital leases of Borrowers as of the applicable date plus the consolidated interest, lease and rental expenses for the 12-month period preceding the applicable date.

                  e. Collateral. The real and/or personal property described as collateral, secured property and/or mortgaged property in the Loan Documents and as more particularly described on the attached Schedule 1.e.

                  f. Dealer Agreements. Dealer Agreement shall mean the collective reference to the agreements by and between Borrower and the supplier as defined below to operate John Deere dealerships.

                  g. Guarantors. Guarantors shall mean the collective reference to Paul J. Condit, Jeffrey E. Condit, Paul J. Condit II, John T. Condit.


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                  h. Lender. As defined above and including any successors and assigns.

                  i. Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and asbestos.

                  j. Loan. Any loan described in Paragraph 2 hereof and any subsequent loan which states that it is subject to this Agreement.

                  k. Loan Documents. Loan Documents means this Agreement and any and all promissory notes executed by Borrowers in favor of Lender and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrowers, any guarantor or third party in connection with any Loan.

                  l. Obligations. All obligations and liabilities of any nature owed to Lender, whether now or hereafter existing, as set forth in the Note and this Agreement and arising out of or related to the Loan Documents or any other financial transactions between Lender and Borrowers, including all future obligations and advances.

                  m. Permitted Liens. Permitted Liens means:

                     (i) Liens disclosed on the attached Schedule 1.n.;

                     (ii) Liens securing the Obligations in favor of the Lender pursuant to the Loan Documents;

                     (iii) Encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of Real Property Collateral that do not (individually or in the aggregate) materially affect the value of the Real Property Collateral encumbered thereby or materially impair the ability of the Borrowers to use such Real Property Collateral in their businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                     (iv) Liens for taxes, assessments or other governmental
                  charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such liens, and for which adequate reserves have been established;

                     (v) Liens of mechanics, materialmen, warehousemen,
                  carriers, landlords or other similar statutory liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such liens, and for which adequate reserves have been established;

                     (vi) Liens resulting from good faith deposits to secure
                  payment of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts, (other than for payment of debt) or leases, all in the ordinary course of business;

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                     (vii) Purchase money liens on any property hereafter
                  acquired or the assumption of any lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a lien incurred in connection with any conditional sale or other title retention agreement of capital lease obligations; provided that

                           (a) any property subject to the foregoing is acquired
                     by the Borrowers in the ordinary course of their respective businesses and the lien on the property attaches concurrently or within 90 days after the acquisition thereof;

                           (b) the debt secured by any lien so created assumed
                     or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the property covered thereby;

                           (c) each such lien shall attach only to the property
                     so acquired and the proceeds thereof, and

                           (d) the debt secured by all such liens when
                     aggregated with the debt secured by all other purchase money liens at any time outstanding and whenever incurred or created shall not exceed the amount permitted in Paragraph 6.c.;

                     (viii) Liens upon inventory, arising under Borrowers'
                  existing or future floor plan financing agreements;

                      (ix) Any extension, renewal, or replacement of any of the
                  foregoing provided that the Liens permitted hereunder shall not be extended or spread to cover any additional indebtedness or property.

                  n. RBS. Rural Business - Cooperative Service of USDA (hereinafter defined).

                  o. Real Property Collateral. All of those certain tracts or parcels of land or real estate owned or leased (as tenant) by any of the Borrowers, which are more particularly described in the attached
         Schedule 1.o., together with all easements, rights and appurtenances thereto, and all buildings and improvements now or hereafter located thereon, and all fixtures and all additions thereto and substitutions therefor, whether now or hereafter existing.

                  p. Supplier. John Deere Company, a division of Deere &
         Company.

                  q. Tangible Net Worth. Tangible Net Worth means the amount by which Borrowers' consolidated total tangible assets (excluding intangible assets) exceeds consolidated total liabilities in accordance with GAAP.

                  r. USDA. The United States Department of Agriculture.

         2. LOAN.

                  a. Loan. Lender hereby agrees to make a term loan to Borrowers in the principal amount of Four Million, Nine Hundred Thirty Thousand and No/100ths ($4,930,000.00) Dollars. A condition of the Loan is the issuance and continuance of a B&I Guarantee. The obligation to repay the Loan is evidenced by a promissory note dated of even date (the


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         promissory note together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as "Note") having a maturity date, repayment terms and interest rate as set forth in the Note.

         3. COLLATERAL SECURITY

                  a. Nature of Collateral. The Collateral, together with all of Borrowers' other property of any kind held by Lender, shall stand as one general, continuing collateral security interest for all Obligations and such security interest may be retained by Lender until all Obligations have been satisfied in full.

                  b. Real Property Collateral. As security for the timely satisfaction of all Obligations of Borrowers hereunder, and all other Obligations of Borrowers to Lender, its successors and assigns, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing or due to become due, Borrowers shall grant to Lender a first priority lien on their respective Real Property Collateral, subject only to permitted liens and encumbrances pursuant to the terms and conditions set forth in the respective deeds of trust and security agreements granted to Lender by Borrowers for each tract of land constituting the Real Property Collateral.

                  c. Grant of Security Interest in Collateral. In addition to all grants, pledges and assignments on the deeds of trust and security agreements granted to Lender by Borrowers, Borrowers hereby grant, convey, assign, transfer, and set over to Lender a lien and security interest in, all of the Collateral, wherever located, now owned or hereafter arising or acquired by the respective Borrowers, together with all replacements, accessions and substitutions thereof and all products and all proceeds (including, without limitation, insurance proceeds) now or hereafter actually or constructively held or received by Borrowers or Lender for any purpose.

                  d. Financing Statements. Borrowers will: (i) execute any financing statements, assignments and other security documents (including amendments thereto and continuation statements thereof) as it relates to the pledge or perfection of the Collateral, in a form satisfactory to Lender or in such form as Lender may require; (ii) pay or reimburse the Lender for all costs and taxes of filing or recording the same in such public offices as Lender may designate; and (iii) take such other steps as Lender may direct to perfect Lender's security interest in the Collateral, including, without limitation, making notations of Lender's lien on the books and records of Borrowers. In addition to the foregoing, (i) the parties hereto agree that a photocopy or other reproduction of this Agreement may be sufficient as a financing statement and may be filed in any appropriate office for the filing of financing statements; and (ii) to the extent lawful, Borrowers hereby appoint Lender as the respective Borrower's attorney-in-fact (without requiring Lender so to act) to execute any financing statements in the respective Borrower's name and to perform all other acts and deeds that Lender deems appropriate to perfect and continue its security interest in, and to preserve and protect, the Collateral.

                  e. Cross-Collateralization. The Collateral and any other collateral which Lender


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         may at any time acquire from any other source in connection with the
         Obligations of Borrowers to Lender shall constitute cross-collateral for all Obligations of Borrowers without appointment or designation as to particular Obligations, and all Obligations, howsoever and whensoever incurred, shall be secured by all of the Collateral, howsoever and whensoever acquired, and Lender shall have the right, in its sole discretion, to determine the order in which Lender's rights in or remedies against the Collateral are to be proceeded against and the order of application of proceeds of the Collateral as against particular Obligations of Borrowers.

                  f. Additions/Substitutions/Release. Lender may accept additions to or substitutions for any or all of the Collateral, may release or deliver any or all of the Collateral, and may release or compromise with anyone liable on any of the Collateral -- all without affecting Lender's rights in any of the Collateral retained or the liability of any maker, endorser, or Guarantor of any of the Obligations. Borrowers and each Guarantor hereby waive notice of any of the foregoing actions and waive presentment, protest, notice of dishonor, demand and any notice of any other formality. In the event of any addition or substitution of any of the Collateral (which may only occur with Lender's prior written consent), all rights, duties, obligations, remedies and security interests provided for, created or granted shall apply fully to such substitute Collateral.

                  g. Transfer of Rights. The Lender may, with or without notice, before or after maturity of the Note, transfer, assign, or register in the name of its nominee(s) all or any part of its interest in the Collateral and also exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to the Collateral; but shall have no duty to exercise any such rights, privileges or options or to sell or otherwise realize upon any of the Collateral, as herein authorized or to preserve the same and shall not be responsible for any failure to do so or delay in so doing.

                  h. Termination of Security Interests. Upon the satisfaction of all of the Obligations, Lender shall execute any and all documents, termination statements or releases reasonably requested by Borrower to evidence the release or termination of such security interests.

         4. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant to Lender as follows:

                  a. Good Standing. TE Corp is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, qualified to transact business in the States of Texas and New Mexico and has the power and authority to own its property and to carry on its business in each jurisdiction in which said Borrower does business. TEC, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, qualified to transact business in the State of Texas and has the power and authority to own its property and to carry on its business in each jurisdiction in which said Borrower does business. NMIC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico, qualified to transact business in the State of New Mexico and has the power and authority to own its property and to carry on its business in each jurisdiction in which said Borrower does business.


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                  b. Citizenship. TE Corp is at least 51 percent owned by
         persons who are either citizens of The United States of America or reside in The United States of America after being legally admitted for permanent residence.

                  c. Authority and Compliance. Borrowers have full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrowers. Borrowers possess all permits, memberships, franchises, contracts, licenses, trademark rights, trade names, patents, and other authorizations necessary to enable them to conduct their respective business operations as now conducted, and no filing with, and no consent, permission, authorization, order or license of, any individual, entity or government authority is necessary in connection with the execution, delivery, performance or enforcement of the Loan Documents.

                  d. Binding Agreement. This Agreement and the other Loan Documents executed by Borrowers constitute valid and legally binding obligations of Borrowers and are enforceable in accordance with their terms.

                  e. Default. Borrowers are not in default under any of the Loan Documents and no event has occurred which by notice, the passage of time or otherwise would constitute an event of default under any of the Loan Documents.

                  f. Litigation. There is no suit or proceeding involving Borrowers pending or, to the knowledge of Borrowers, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement.

                  g. No Conflicting Agreements. There is no charter, articles, bylaw, stock provision, operating agreement, partnership agreement or other document pertaining to the organization, power or authority of Borrowers and no provision of any existing agreement, mortgage, deed of trust, indenture or contract binding on Borrowers or affecting their property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and/or the other Loan Documents.

                  h. Ownership of Assets. Borrowers have good and marketable title to their assets, and their assets are free and clear of liens, except for the Permitted Liens or liens disclosed to Lender in writing prior to the date of this Agreement.

                  i. Factual and Financial Information. All factual and financial information furnished by Borrowers to Lender in connection with this Agreement and the other Loan Documents is and will be accurate as of the date stated in such information and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading. The financial statements, dated December 31, 1998, fairly and accurately present the consolidated financial condition of Borrowers as of such date and have been prepared in accordance with GAAP. Since the date of those financial statements, there


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         has been no material adverse change in the financial condition of
         Borrowers, and, after due inquiry, there exists not material contingent liability or obligation assertable against Borrowers.

                  j. Taxes. All taxes, assessments and withholdings due and payable by Borrowers have been paid or are being contested in good faith by appropriate proceedings; Borrowers have filed all tax returns which it is required to file (subject to permitted extensions); and Borrowers collectively maintain adequate reserves and accruals in respect of all such taxes, assessments and withholdings. There are no unpaid assessments pending against Borrowers for any taxes or withholdings, and Borrowers knows of no basis therefor.

                  k. Employment Retirement Income Security Act. The minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), have been met at all times with respect to all "plans" of Borrowers to which such standards apply. Borrowers have not made a "partial withdrawal" or a "complete withdrawal" from any "multiemployer plan"; and no "reportable event" or prohibited transaction" has occurred with respect to any such "plan" (as all of the quoted terms are defined in ERISA).

                  l. Environmental. The conduct of Borrowers' respective business operations and the condition of Borrowers' properties does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials or petroleum or petroleum products.

         5. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrowers under the Loan Documents, Borrowers will, unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                  a. Use of Proceeds. Use the proceeds of the Loan only for the purposes set forth in Exhibit A to Rural Business - Cooperative Service
         (RBS) Conditional Commitment for B&I Guarantee issued to Lender for the Loan.

                  b. B&I Guarantee. Provide Lender with all certifications, documents or other information Lender is required to obtain from Borrowers or any third party in support of the B&I Guarantee issued by RBS.

                  c. Financial Statements and Other Information. Maintain a system of accounting satisfactory to Lender and in accordance with GAAP applied on a consistent basis throughout the period involved, permit officers or authorized representatives of RBS and Lender to visit and inspect Borrowers' books of account and other records, on a confidential basis, at such times and as often as RBS or Lender may desire, and, pay the reasonable fees and expenses of any accountants or other agents of RBS and Lender selected by RBS or Lender for the foregoing purposes. Unless written notice of another location is given to Lender, Borrowers' books and records will be located at TE Corp's registered office set forth


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         above. All financial statements called for below shall be prepared in form and content acceptable to Lender and by independent certified public accountants acceptable to Lender.

         In addition, TE Corp, on a confidential basis, will:

                      i. Deliver to Lender, within 120 days after the close of
                  each fiscal year, consolidated statements of income and retained earnings of Borrowers for the just-ended fiscal year and a consolidated balance sheet of Borrowers as of the end of such fiscal year, audited and certified by a certified public accountant acceptable to Lender.

                      ii. Deliver to Lender quarterly, within 45 days of the end of each fiscal quarter of Borrowers, then current internally prepared year-to-date consolidated financial statements of Borrowers, signed by an officer of TE Corp.

                      iii. Cause to be delivered to Lender annual tax returns of
                  Borrowers within 120 days of the end of each fiscal year; except, however, if Borrowers file an extension for their annual tax returns, Borrowers will simultaneously give notice of such extension to Lender and cause the annual tax returns of Borrowers to be delivered to Lender within 10 days of their filing with the federal or state tax service in accordance with the rules and regulations for extensions.

                      iv. Cause to be delivered to Lender financial statements
                  and tax returns of each Guarantor within 120 days of the end of each fiscal year end of each Guarantor; except, however, if a Guarantor files an extension for its annual tax returns, such Guarantor will simultaneously give notice of such extension to Lender and cause the annual tax returns of such Guarantor to be delivered to Lender within 10 days of their filing with the federal or state tax service in accordance with the rules and regulations for extensions.

                      v. Deliver to Lender a compliance certificate for (and
                  executed by an authorized representative of) TE Corp concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraph i above, containing (a) a certification that the consolidated financial statements of even date are true and correct and that the Borrowers are not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Lender may reasonably request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

                      vi. Deliver to Lender promptly such additional financial
                  information, financial reports and statements, including tax returns, respecting the business operations and financial condition of Borrowers or any Guarantor, respectively, from time to time, as Lender may reasonably request.

                  d. Insurance. Maintain or cause to be maintained insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is


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         customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance (to the extent required by applicable law) and liability insurance, all to be with such companies and in such amounts as are satisfactory to Lender as to the insurance related to the property securing the Loan and providing for at least 30 days prior notice to Lender of any cancellation thereof as to the insurance related to the property securing the Loan. Borrowers have provided to Lender a schedule of insurances currently in force and Lender acknowledges that such companies and such coverage amounts satisfy the requirements of this paragraph at the present time, subject to compliance with the other express provisions of this paragraph related to notice of cancellation and designation of Lender as mortgagee or loss payee. All casualty and property damage insurance shall name Lender as mortgagee or loss payee, as appropriate. Borrowers shall deliver to Lender from time to time at Lender's request copies of all such insurance policies and certificates of insurance and schedules setting forth all insurance then in effect. Additionally, Borrowers shall deliver to Lender at least 30 days prior to each policy's termination satisfactory evidence of such insurance policy's renewal or replacement by a policy satisfactory to Lender.

                  e. Life Insurance. Maintain life insurance policies on the life of Paul J. Condit in the amount of $500,000.00, on the life of Jeffrey E. Condit in the amount of $500,000.00, on the life of Paul J. Condit II in the amount of $500,000.00, and on the life of John T. Condit in the amount of $500,000.00. These policies must be collaterally assigned to Lender and the collateral assignment must provide that the insurer(s) will provide Lender 30 days written notice of payment default and a right to cure.

                  f. Existence and Compliance. Maintain Borrowers' existence, good standing and qualification to do business, where required; conduct Borrowers' business in the manner in which it is now conducted subject only to changes made in the ordinary course of business; and comply with all laws, regulations and governmental requirements including, without limitation, RBS regulations and instructions related to the B&I Guarantee, the Equal Credit Opportunity Act, Title VI of the Civil Rights Act of 1964 (42 USC 2000d et seq.), 7 CFR Part 15, and environmental laws applicable to Borrowers or to any of their respective property, business operations and transactions.

                  g. Cooperation. Cooperate and adjust for clerical errors on any of the Loan Documents and execute (i) any additional documents which may be required in order to make the Loan eligible for purchase or guaranty by the investor or USDA which has issued its commitment to purchase or guarantee the Loan or (ii) such documents relating to the Collateral as Lender may from time to time reasonably request.

                  h. Dealership. Perform Borrowers' respective obligations under the Dealer Agreements and maintain Borrowers' qualifications to operate as a dealer under the Dealer Agreements.

                  i. Adverse Conditions or Events. Promptly advise Lender in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely


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         affect Borrowers' financial condition or operations or Lender's rights under the Loan Documents, (ii) any litigation filed by or against Borrower which may materially adversely affect Borrowers' financial condition, (iii) any event that has occurred that would constitute an event of default under any Loan Documents or the Dealer Agreements and
         (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $100,000.00.

                  j. Taxes and Other Obligations. Pay all of Borrowers' taxes, assessments and other obligations, including, without limitation, taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

                  k. Maintenance. Maintain all of Borrowers' tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its businesses.

                  l. Environmental. Immediately advise Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials or petroleum or petroleum products affecting Borrowers' business operations; and (ii) all claims made or threatened by any third party against Borrowers relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials or petroleum or petroleum products. Borrowers shall immediately notify Lender of any remedial action taken by Borrowers. Borrowers will not use or permit any other party to use any Hazardous Materials at any of Borrowers' places of business or at any other property owned by Borrowers except such materials as are incidental to Borrowers' normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrowers agree to permit RBS, Lender, and their agents, contractors and employees to enter and inspect any of Borrowers' places of business or any other property of Borrowers at any reasonable times for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrowers are complying with this covenant, and Borrowers shall reimburse Lender on demand for the costs of any such environmental investigation and audit. Borrowers shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials or petroleum or petroleum products used, generated, manufactured, stored or disposed of by Borrowers' business operations within five (5) days of the request therefor.

                  m. Site Inspections. Permit RBS, Lender, and their agents, contractors and employees to enter and inspect any of Borrowers' places of business or any other property of Borrowers at any reasonable times to evaluate the business operations of Borrowers, the Collateral and Borrowers' compliance with the Loan Documents.

         6. NEGATIVE COVENANTS. Until full payment and performance of all obligations


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of Borrowers under the Loan Documents, Borrowers will, unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document), be prohibited from the following:

                  a. Use of Proceeds. Using the proceeds of the Loan except for the purposes stated in Paragraph 4 above.

                  b. Transfer of Assets or Control. Selling, leasing, pledging, encumbering (except purchase money liens on property acquired after the date of the Note), assigning or otherwise disposing of or transferring any assets securing the Obligations, except in the normal course of its business or for obsolete equipment with a book value not to exceed $50,000.00 in the aggregate in any one fiscal year; or entering into any merger or consolidation; or permitting any Change of Control (a Change of Control shall be deemed to have occurred if (i) the Guarantors and the Condit 1997 Family Trust (collectively, "Condit Principals") in the aggregate beneficially own less than 35% of the capital stock entitled to vote on the election of the directors of TE Corp, or (ii) if any person (as that term is defined under the Securities Exchange Act of 1934, as amended) other than the Condit Principals or any person who has not been approved in writing by Lender) then (x) owns a greater percentage of the capital stock entitled to vote on the election of directors of TE Corp than the Condit Principals in the aggregate, or (y) any person other than one of the Condit Principals or any person who has not been approved in writing by Lender holds the office of Chairman of the Board, President or Chief Executive Office of TE Corp or TEC, Inc., or (iii) TEC, Inc. or NMIC cease to be wholly owned subsidiaries of TE Corp; or changing key management of the Borrowers; or forming or acquiring any subsidiary or any other entity or dealership.

                  c. Asset Acquisitions. Acquiring, without the prior written consent of Lender and RBS, equipment and/or fixed assets in excess of $250,000.00 annually (this restriction shall apply to all of the Borrowers combined and shall not be construed to apply to each of the Borrowers severally), except, however, this restriction shall not apply to assets acquired in the normal course of Borrowers' business.

                  d. Liens. Granting or incurring any contractual or noncontractual lien on or security interest in its assets, except in favor of Lender or the Permitted Liens, or failing to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

                  e. Extensions of Credit. Making any loan or advance to any person or entity (except for extensions of credit to farm equipment purchasers in the ordinary course of business), purchasing or otherwise acquiring, or permitting any subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contributions to, or otherwise invest in or acquire any interest in any entity, or participating as partner or joint venturer with any person or entity, except for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one (1) year.

                  f. Repurchasing or Change in Ownership. Repurchasing, redeeming or retiring any capital stock or membership interest or partnership interest of Borrowers.

                  g. Borrowings. Creating, incurring, assuming or becoming liable in any manner for any indebtedness (for borrowed money, deferred payment for purchase price of assets, capital lease obligations, as surety or guarantor for debt of another, or otherwise), except (i) indebtedness incurred under this Agreement; (ii) any trade indebtedness or other payables or liabilities incurred in the ordinary course of business, in the case of such trade debt, payable within 60 days of its incurrence or such longer period as may be permitted under floor plan financing arrangements; (iii) purchase money indebtedness or capital lease obligations or other financing indebtedness related to the acquisition of assets within the limits set forth in Paragraph 6.c.;
         (iv) existing indebtedness, including the $1,750,000 line of credit with Lender; or (v) any refinancing or extension of any of the foregoing indebtedness.

                  h. Salaries, Bonuses and other Compensation. Paying, distributing or compensating the officers identified below an annual amount in excess of the amount paid or distributed to said officer in the previous year plus five (5%) percent:

                  i. Paul J. Condit
                  ii. E. A. Milo Mattorano

         Provided, however, that the foregoing restrictions shall not apply to the award of stock options, restricted stock or other similar equity-based compensation arrangements.

                  i. Dividends and Distributions. Paying or declaring any distributions or dividends on any shares of any class of its capital stock (other than dividends or distributions payable in the form of capital stock) or making any distributions to any members or partners.

                  j. Employment Retirement Income Security Act. Taking or failing to take, any act if such act or failure to act results in the imposition of withdrawal liability under Title IV of ERISA.

                  k. Character of Business. Changing the general character of the business of Borrowers as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

                  l. Financial Ratios. Permitting at the end of any fiscal quarter:

                     i. Tangible Net Worth to be less than $6,500,000.00.

                     ii. The ratio of the total consolidated liabilities to
                  Tangible Net Worth (including floor plan liability) to be at loan closing equal to or less than 5.25 to 1.00; by December 31, 2000 equal to or less than 4.75 to 1.00; and by December 31, 2001 and thereafter equal to or less than 4.50 to 1.00;

                     iii. The ratio of total consolidated liabilities to
                  Tangible Net Worth (excluding floor plan liability) to be at loan closing equal to or less than 2.00 to 1.00; and by December 31, 2000 and thereafter equal to or less than 1.50 to 1.00;

                     iv. The ratio of the consolidated current assets to the
                  consolidated current liabilities to be less than 1.00 to 1.00; and

                     v. Cash Flow Coverage Ratio to be at closing equal to or
                  greater than 1.25 to 1.00; and by December 31, 2000 and thereafter equal to or greater than 1.50 to 1.00.

         7. DEFAULT. Borrowers shall be in default under this Agreement and under each of the other Loan Documents if:

                  a. Borrowers or Guarantors shall default in the payment of any amounts due and owing under the Loan, the Obligations or the Dealer Agreements; or

                  b. Borrowers or Guarantors fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or the Dealer Agreements or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrowers or Guarantors to Lender, including, without limitation, the $1,750,000 line of credit with Lender and, with respect to any failure to observe any term, covenant, agreement or condition in this Agreement (other than those expressly addressed by the other default provisions), Borrowers or Guarantors fail to cure any such default within 20 days after written notice of such default is sent to Borrower; or

                  c. Any representation or warranty contained herein or made by or furnished on behalf of Borrowers or Guarantors in connection herewith was false or misleading in any material respect as of the date made; or

                  d. Borrowers fail to pay their debts generally as they become due; or

                  e. Any of Borrowers or Guarantors make or take any action to make an assignment for the benefit of creditors, or petition or take any action to petition any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or commence or take any action to commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or debtor relief law or statute of any jurisdiction, whether now or hereafter in effect, including, without limitation, any chapter of the federal Bankruptcy Code; or, such a petition, application or proceeding is filed or commenced against any Borrower or any Guarantor and such petition, application or proceeding is not dismissed within 45 days or if an order for relief is entered; or any Borrower or any Guarantor by any act or omission indicates its approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or any substantial part of any of its properties; or any Borrower or any Guarantor suffer to exist any such custodianship, receivership or trusteeship; or

                  f. Any Borrower or any Guarantor conceals, removes or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them; or any Borrower or any Guarantor makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy fraudulent conveyance or similar law; or any Borrower or any Guarantor makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or any Borrower or any Guarantor suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within 30 days after the date hereof.

         8. REMEDIES UPON DEFAULT. If an event of default shall occur, Lender may terminate all obligations of Lender to Borrowers; Lender may declare immediately due and payable, without presentment, demand, protest or any other notice of any kind (except to the extent expressly provided for in Paragraph 7.b.), all of which are expressly waived, the Note and any other note of Borrowers held by Lender, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, a reasonable attorneys fee if collected by or through an attorney who is not a salaried employee of Lender, in bankruptcy or in other judicial proceedings); and Lender shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

         9. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

Borrowers:   Texas Equipment Corporation
             Attn:  E. A. Milo Mattorano
             1305 Hobbs Highway
             Seminole, Texas  79360

Lender:      Bank United
             401 West Texas Street
             Midland, Texas  79701

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

                  a. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

                  b. If sent by any other means, upon the first business day (excluding weekends and federal holidays) after delivery.

         10. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrowers shall pay to Lender immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Lender's in-house counsel if permitted by applicable law), incurred by Lender in connection with (a) negotiation, preparation and enforcement of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Lender for which Borrowers are obligated to reimburse Lender in accordance with the terms of the Loan Documents.

         11. INDEMNIFICATION. Borrowers shall indemnify, defend and hold Lender and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) whether direct, indirect, consequential or incidental, at any time asserted by a third party that Lender may incur or suffer or that may arise out of, result from or relate to (a) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (other than actions which have been finally determined by a court of competent jurisdiction to be the direct result of the gross negligence or willful misconduct of the person otherwise indemnified hereunder), or (b) arising from or in any way related to any of Borrowers' business operations, including, without limitation, actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials or petroleum or petroleum products, arising from Borrowers' business operations, any other property owned by Borrowers or in the surface or ground water arising from Borrowers' business operations, or gaseous emissions arising from Borrowers' business operations or any other condition existing or arising from Borrowers' business operations resulting from the use or existence of Hazardous Materials or petroleum or petroleum products, whether such claim proves to be true or false. Borrowers further agree that their indemnity obligations shall include, without limitation, liability for damages resulting from the personal injury or death of an employee of Borrowers, regardless of whether Borrowers have paid the employee under the workmen' s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, without limitation, damage to any real or personal property of Borrowers, Lender, and of any third parties. Borrowers' obligations under this paragraph shall survive the repayment of the Loan, the Obligations and any deed in lieu of foreclosure or foreclosure of any deed to secure debt, deed of trust, security agreement or mortgage securing the Loan and the Obligations.

         12. MISCELLANEOUS. Borrowers and Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                  a. Cumulative Rights and No Waiver. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay by either party in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrowers expressly waive any presentment, demand, protest or other notice of any kind (except to the extent expressly provided for in Paragraph 7.b.), including, without limitation, notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrowers in any case shall, of itself, entitle Borrowers to any other or future notice or demand in similar or other circumstances.

                  b. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Texas and applicable United States federal law.

                  c. Integration of Documents\Agreements. The Loan Documents embody the entire agreement of the parties with regard to the subject matter hereof. There are no representations, promises, warranties, understandings or agreements expressed or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth herein or in the Loan Documents. Each of the Borrowers acknowledges that the execution and delivery of the Loan Documents is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives.

                  d. Amendment; Assignment. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon Borrowers, their successors and assigns, and inures to the benefit of Lender, its successors and assigns; however, no assignment or other transfer of Borrowers' rights or obligations hereunder shall be made or be effective without Lender's prior written consent, nor shall it relieve Borrowers of any obligations hereunder. There is no third party beneficiary of this Agreement.

                  e. Documents. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender and its counsel.

                  f. Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document as to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  g. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan or any of the Obligations are outstanding or the obligation of the Lender to make any advances under the Loan shall not have expired.

                  h. Updated Appraisals and Maintenance of Collateral. Lender may, at its option, at Borrowers' expense, obtain an appraisal of the Collateral prepared in accordance with applicable Lender regulatory agency regulations and the written instructions of Lender by a third party appraiser engaged directly by Lender. The cost of each appraiser shall be payable by Borrowers to Lender on demand. If such appraisal shows the market value of the Collateral has declined, Borrowers agree that upon the demand of Lender they will immediately either pledge additional collateral in form and substance acceptable to Lender or make such payments as may be necessary to reduce the principal balance outstanding under the Loan, so that in either case, the principal amount outstanding under the Loan shall not exceed 100% of the market value of the Collateral and any additional collateral.

                  i. Time of the Essence. The parties hereto agree that time is of the essence to this Agreement.

         13. NO ORAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         The parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWERS:                                  LENDER:

TEXAS EQUIPMENT CORPORATION                 BANK UNITED

By: /s/ Paul J. Condit                      By: /s/ C. Jeff Hansard
   --------------------                        ---------------------
Name:  Paul J. Condit                       Name: C. Jeff Hansard
Title:  President                           Title: Senior Vice President

TEXAS EQUIPMENT CO., INC.

By: /s/ Paul J. Condit
   --------------------
Name:  Paul J. Condit
Title:  President

NEW MEXICO IMPLEMENT
COMPANY, INC.

By: /s/ Paul J. Condit
   --------------------
Name:  Paul J. Condit
Title:  President